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                                                                    EXHIBIT 99.1

(O'CHARLEY'S INC. LOGO)

NEWS RELEASE

CONTACTS   Lawrence E. Hyatt                                 Gene Marbach
           Chief Financial Officer                           Investor Relations
           O'Charley's Inc.                                  Makovsky + Company
           (615) 782-8818                                    (212) 508-9600


                   O'CHARLEY'S INC. ANNOUNCES ACCELERATION OF
                              STOCK OPTION VESTING


NASHVILLE, Tenn. (November 18, 2005) -- O'Charley's Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, announced today that its Board of Directors has approved the accelerated vesting of certain unvested "out-of-the-money" stock options previously awarded under the Company's 1990 Employee Stock Plan and 2000 Stock Incentive Plan. As a result of the acceleration, 1,124,329 stock options with a range of exercise prices between $15.25 and $24.19 per share, of which approximately 12% are held by named executive officers and one director, became exercisable on November 15, 2005. Aside from the acceleration of the vesting date, the terms and conditions of the stock option agreements governing the underlying stock options remain unchanged.

         The $15.25 price was selected because it was higher than the price at which the Company's common stock traded on the date of this acceleration. The closing price of shares of the Company's common stock on the NASDAQ National Market was $13.96 on November 14, 2005. The accelerated options represent approximately 40% of the total of all outstanding O'Charley's options.

         Under the recently revised Financial Accounting Standards Board Statement No. 123(R), "Share-based Payment," the Company will be required to recognize the expense associated with its outstanding unvested stock options beginning in the first quarter of fiscal year 2006. As a result of the acceleration, the Company expects to reduce the pretax stock option expense it otherwise would be required to record in connection with the accelerated options by approximately $9.2 million over the original option vesting period, including $2.9 million in its 2006 fiscal year.

         Gregory L. Burns, chairman and chief executive officer of O'Charley's Inc. stated, "In making the decision to accelerate these options, the Board of Directors considered the interest of the stockholders in not having earnings materially affected for a number of years. In addition, because these options have exercise prices in excess of current market values, they are not fully achieving their original objectives of incentive compensation and employee retention."


                                   -- more --



             3038 Sidco Drive o Nashville, TN 37204 o (615) 256-8500



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CHUX Accelerates Vesting
Page 2
November 18, 2005


ABOUT O'CHARLEY'S INC.

         O'Charley's Inc., headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 346 restaurants under three brands: O'Charley's, Ninety Nine Restaurant and Pub, and Stoney River Legendary Steaks. The Company operates 226 company-owned O'Charley's restaurants in 17 states in the Southeast and Midwest, and has four franchised O'Charley's restaurants in Michigan and two joint venture O'Charley's restaurants in Louisiana. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company operates Ninety Nine Restaurant & Pub restaurants in 107 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The Company operates seven Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky, Ohio and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

FORWARD LOOKING STATEMENT

         This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, including the risks described in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.